                   CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We  consent  to  the  incorporation  by  reference  in  this  Pre-Effective
Amendment No. 2 to  Registration  Statement  No.  333-146105 on Form N-1A of our
report  dated  November  19,  2007,  relating  to the  financial  statements  of
Oppenheimer  Portfolio  Series Fixed Income  Investor Fund (the  "Fund"),  d/b/a
Oppenheimer  Portfolio  Series Fixed Income Active  Allocation Fund appearing in the Pre-Effective Amendment No. 1 to such Registration Statement of the Fund for the  period  ended  November  13,  2007,  and to the  reference  to us under the headings  "Independent  Registered  Public  Accounting Firm" in the Statement of
Additional Information, which is part of such Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Denver, Colorado
December 17, 2007